UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

Amendment No. 1

to

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 8, 2011

AMPIO PHARMACEUTICALS, INC.

(Exact name of registrant as specified in Charter)

Delaware	001-35182	26-0179592
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

5445 DTC Parkway, Suite 925

Greenwood Village, Colorado 80111

(Address of principal executive offices, including zip code)

(720) 437-6500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Current Report on Form 8-K/A (this “Amendment”) amends the Current Report on Form 8-K filed by Ampio Pharmaceuticals, Inc. (the “Company”) with the Securities and Exchange Commission (the “SEC”) on September 13, 2011 (the “Original Report”) relating to a License, Development and Commercialization Agreement between the Company and Daewoong Pharmaceuticals Co., Ltd (the “Agreement”). In the Original Report, the Company stated that it expected to file the Agreement as an exhibit to its Quarterly Report on Form 10-Q for the period ending September 30, 2011 (as permitted by applicable SEC rules). The Company has since determined to accelerate the filing of the Agreement and not to seek confidential treatment in respect of the Agreement. Accordingly, this Amendment amends the Original Report for the sole purpose of attaching the Agreement as Exhibit 10.1.

Except as described above, no other changes have been made to the Original Report, and this Amendment does not modify or update any other information in the Original Report. The Original Report should be read in conjunction with filings made by the Company with the SEC subsequent to the date of the Original Report.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

10.1	License, Development and Commercialization Agreement between the Company and Daewoong Pharmaceuticals Co., Ltd, effective as of August 23, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMPIO PHARMACEUTICALS, INC.

By:	/s/ Mark D. McGregor
Mark D. McGregor
Chief Financial Officer

Dated: October 5, 2011

AMPIO PHARMACEUTICALS, INC.

FORM 8-K

Exhibit Index

Exhibit No.	Description	Method of Filing

10.1	License, Development and Commercialization Agreement between the Company and Daewoong Pharmaceuticals Co., Ltd, effective as of August 23, 2011.	Filed herewith